Exhibit 10.2: FORM OF RESTRICTED STOCK GRANT

POWER REIT
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Power REIT, a Maryland real estate investment trust (the "Company"), hereby grants its shares of common stock, par value $0.001 ("Restricted Stock") to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the "Agreement") and in the Company's 2012 Equity Incentive Plan (as amended from time to time, the "Plan").

Grant Date: 				_______________________

Name of Grantee: 			_______________________

Number of Restricted Shares:	 	_______________________

Purchase Price per Share of Stock: 	_______________________

Vesting Schedule: 	The Restricted Shares shall vest on each
vesting date and/or upon achievement of performance set forth below:



By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:  	_____________   Date:  _____________
		(Signature)


Company:  	_____________   Date:  _____________
		(Signature)

Title:  	_____________________________



Attachment
This is not a stock certificate or a negotiable instrument.

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POWER REIT
2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock

This Agreement evidences an award of shares of Stock in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the "Restricted Stock"). The purchase price is deemed paid by your prior services to the Company.

Transfer of Unvested Restricted Stock

Unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Stock will immediately become forfeited.

Issuance and Vesting

The Company will issue your Restricted Stock in the name set forth on the cover sheet. Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet.

Notwithstanding your vesting schedule, your Restricted Stock will become 100% vested upon termination of your Service due to your death, Disability or Involuntary Termination.

"Involuntary Termination" means termination of your Service by reason of your involuntary dismissal by the Company or its successor for reasons other than Cause[; or your voluntary resignation for Good Reason as defined in any applicable employment or severance agreement, plan, or arrangement between you and the Company, or if none, then following (x) a substantial adverse alteration in your title or responsibilities from those in effect immediately prior to such alteration; (y) a reduction in your annual base salary or consulting fee (or as the same may be increased from time to time) or a material reduction in your annual target bonus opportunity; or (z) the relocation of your principal place of employment to a location more than 35 miles from your principal place of employment or the Company's requiring you to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with your business travel obligations prior to such new travel requirements. To qualify as an "Involuntary Termination" you must provide notice to the Company of any of the foregoing occurrences within 120 days of the initial occurrence and the Company shall have 30 days to remedy such occurrence]. [Include bracketed section for senior management and other individuals so designated by the Board]

Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, the Restricted Stock will become 100% vested (i) if the Restricted Stock is not assumed, or equivalent restricted securities are not substituted for the Restricted Stock, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination following the consummation of the Change in Control.

Evidence of Issuance

The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock

Unless the termination of your Service triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between an Applicable Entity and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing Service.

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of any the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise directly in competition with the Company or any Affiliate or if you are terminated for Cause ("Forfeiture Actions"), the Company has the right to cause an immediate forfeiture of your unvested rights to the Restricted Stock awarded under this Agreement and the Restricted Stock shall immediately expire.

In addition, if you have vested in Restricted Stock during the one (1) year period prior to your Forfeiture Actions, you will owe the Company a cash payment (or forfeiture of shares of such Stock) in an amount determined as follows: (1) for any shares of Stock acquired through this Agreement that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s) of such Stock, and (2) for any shares of Stock acquired through this Agreement that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the Restricted Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under
Section 83(b) of the Code with the Internal Revenue Service within thirty
(30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE
COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the any Applicable Entity determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of shares of Stock arising from this grant, the Applicable Entity shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Applicable Entity (including withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement).

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the any Applicable Entity in any capacity. Unless otherwise specified in an employment or other written agreement between the Applicable Entity and you, the Applicable Entity reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

The Participant shall have all of the rights as a shareholder of the Company with respect to the unvested and vested shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends on the shares. No adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued), except as described in the Plan.
Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

If and to the extent that the Stock is represented by certificates rather than book entry, all certificates representing the Stock issued under this grant shall, where applicable, have endorsed thereon the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

To the extent the Stock is represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Clawback

This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company "clawback" or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

[Notwithstanding any other provision of the Plan or any provision of this Agreement, if the Company is required to prepare an accounting restatement, then you shall forfeit any cash or Stock received in connection with this Award (or an amount equal to the fair market value of such Stock on the date of delivery if you no longer hold the shares of Stock) if pursuant to the terms of this Agreement, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in this Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.] [Include if any performance goals are included in award]

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and any Applicable Entity shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A

It is intended that this Award comply with Section 409A of the Code ("Section 409A") or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to
Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.